UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

August 11, 2021

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

California	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Piedmont Rd., NE Building 6, Suite 700 Atlanta, GA		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 467-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On August 17, 2021, NextGen Healthcare, Inc. (the "Company") filed a Form 8-K to report certain events under Items 5.02, 5.03, 5.08 and 9.01 (the “Original Report”). This Form 8-K/A is being filed to revise the disclosure in Item 5.08 of the Original Report, which has been amended and restated in its entirety.  Except for the amended and restated disclosure contained in Item 5.08 herein, the remainder of the Original Form 8-K, which has been reproduced herein, is unchanged.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of Director

On August 11, 2021, at a meeting of the Board and upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Nextgen Healthcare, Inc. (the “Company”) appointed Dr. Geraldine McGinty as a non-employee director to fill a newly-created seat on the Board. Dr. McGinty’s initial term will expire at the Company’s 2021 Annual Meeting of Shareholders. Dr. McGinty has not been appointed to any committees at this time.

As a non-employee director, Dr. McGinty will receive compensation for her service on the Board pursuant to the Company’s compensation program for non-employee directors. In connection with her appointment, Dr. McGinty will be granted 1,849 shares of restricted stock, which will vest on October 13, 2021. Additionally, Dr. McGinty will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the SEC on May 27, 2021 and incorporated herein by reference.

There are no other arrangements or understandings between Dr. McGinty and any other person pursuant to which she was selected to serve on the Board. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Dr. McGinty, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Notice of Director Retirement

On August 11, 2021, director James C. Malone announced his intention to retire from the Board upon the conclusion of his term at the Company’s annual stockholders meeting scheduled for October 13, 2021.  Mr. Malone has been a director of the Company since 2013.  Mr. Malone will continue to serve as a director until the October 2021 annual meeting of shareholders.

The press release announcing Dr. McGinty’s appointment to the Board, and Mr. Malone’s retirement from the Board, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 11, 2021, and in connection with the appointment of Dr. Geraldine McGinty to the Board, the Board approved that the Company’s Bylaws would be amended and restated to provide that the number of directors would be increased from eight (8) to nine (9) (the “Fourth Amended and Restated Bylaws”). The foregoing description is qualified in its entirety by reference to the Fourth Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.08 Shareholder Director Nominations

On August 11, 2021, the Board established that the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) will be held on October 13, 2021. The record date for the determination of shareholders of the Company entitled to receive notice of and vote at the 2021 Annual Meeting shall be close of business on September 2, 2021. The press release announcing the 2021 Annual Meeting is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Because the date of the 2021 Annual Meeting differs by more than thirty (30) days from the anniversary date of the 2020 Annual Meeting of Shareholders, which was held on August 18, 2020, the deadline for any shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as listed in the Company’s 2020 Proxy Statement on Schedule 14A filed with the SEC on July 7, 2020, is no longer applicable. Pursuant to Rule 14a-5(f) of the Exchange Act, the Company is hereby providing notice of the revised deadline for such proposals via this Form 8-K.

To be considered for inclusion in this year’s proxy materials for the 2021 Annual Meeting, shareholder proposals must be submitted in writing by August 22, 2021, which date the Company has determined to be reasonable, to the Company’s Corporate Secretary at 3525 Piedmont Road, NE Building 6, Suite 700, Atlanta, GA 30305. In addition to complying with this deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting must also comply with the Bylaws and all applicable rules and regulations promulgated by the SEC under the Exchange Act.

Additionally, any stockholder who intends to submit a proposal regarding a director nomination or who intends to submit a proposal regarding any other matter of business at the 2021 Annual Meeting not to be included in the Company’s proxy materials for the 2021 Annual Meeting must submit timely notice thereof by following the procedures prescribed in Article 2, Section 2 of the Company’s Fourth Amended and Restated Bylaws. Thus, to be timely and to be eligible for presentation to and action by the Company’s stockholders at the Annual Meeting, director nominations and other stockholder proposals must be submitted in writing no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder proposals must be submitted to the Company’s Corporate Secretary at 3525 Piedmont Road, NE Building 6, Suite 700, Atlanta, GA 30305. Such proposals must also comply with the Company’s bylaws and other applicable laws.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws
99.1	Press Release dated August 17, 2021
99.2	Press Release dated August 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2021	NEXTGEN HEALTHCARE, INC.

	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer